Exhibit 10.1

SUBSCRIPTION AGREEMENT

A123 Systems, Inc.

200 West Street

Waltham, Massachusetts 02451

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with A123 Systems, Inc., a Delaware corporation (the “Company”), as follows:

1.             This Subscription Agreement, including the Terms and Conditions for Purchase of Units attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.             The Company has authorized the offering, sale and issuance (the “Offering”) to certain investors of up to an aggregate of 12,500,000 units (the “Units”), with each Unit consisting of (i) one share (the “Share,” collectively, the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), and (ii) one warrant (the “Warrant,” collectively, the “Warrants”) to purchase 1.0 share of Common Stock (and the fractional amount being the “Warrant Ratio”), in substantially the form attached hereto as Exhibit B, for a purchase price of $2.034 per Unit (the “Purchase Price”).  Units will not be issued or certificated.  The Shares and Warrants are immediately separable and will be issued separately. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities”).

3.             In addition, subject to the terms and conditions of this Agreement and the satisfaction of the Equity Conditions (as defined in Section 3.2(c) of Annex I) which may be waived by the Investor in its sole discretion (other than with respect to clause (I) of the Equity Conditions), at any time during both (a) the ten (10) Trading Days (as defined below) beginning June 18, 2012 (the “First Additional Purchase Right Exercise Period”) and (b) the ten (10) Trading Days beginning July 23, 2012, (the “Second Additional Purchase Right Exercise Period” and together with the First Additional Purchase Right Exercise Period, the “Additional Purchase Right Exercise Period”), the Company will have the right and will exercise in whole such right (each an “Additional Purchase Right”) to require the Investor to purchase up to an additional 6,250,000 shares of Common Stock during each Additional Purchase Right Exercise Period (the “Additional Shares”) at a price per share equal to the applicable Additional Share Purchase Price (as defined below), provided, however, in no event shall the Investor be required to purchase a number of Additional Shares with an aggregate Additional Share Purchase Price in excess of $100,000,000.  The Additional Purchase Right will only be exercised twice (once during each Additional Purchase Right Exercise Period).  In the event that the Company decides it does not wish to exercise either Additional Purchase Right, it must provide written notice (a “Cancellation Notice”) to the Investor no later than the tenth (10th) Trading Day prior to the commencement of the applicable Additional Purchase Right Exercise Period (each an “Additional Purchase Right Cancellation Deadline”).  In the event that the Company does not issue a Cancellation Notice relating to its Additional Purchase Right, the Company will provide to the Investor, with a copy to the Placement Agent, a schedule indicating the number of Additional Shares and aggregate purchase price for such shares (each an “Additional Shares Exercise Notice”), to be delivered to the email address and facsimile number set forth on the Investor signature page. The Additional Shares Exercise Notice shall be accompanied by the Officers’ Certificate (as defined in Section 3.2(c), Annex I, of this Agreement).  The computations set forth in any Additional Shares Exercise Notice shall be subject to the confirmation and agreement of the Investor.

(a)                      The “Additional Share Purchase Price” shall be equal to 90% of the lesser of (1) the VWAP on the date of the applicable Additional Shares Exercise Notice and (2) the arithmetic average of the daily VWAPs (as defined below) for the ten (10) consecutive Trading Days ending on the date of the applicable Additional Shares Exercise Notice.

(b)                     “Trading Day” means any day on which the Common Stock is traded on the NASDAQ Global Select Market, or, if the NASDAQ Global Select Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that a Trading Day shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

(c)                      “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the NASDAQ Global Select Market or another Eligible Market (as defined in Section 3.2(c)), the composite daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)); (b) if the Common stock is not then listed or quoted on the NASDAQ Global Select Market or another Eligible Market, and if the Common Stock is listed or quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

4.             The Closing of the purchase and sale of the Additional Shares shall take place in accordance with the provisions of Section 6 and Section 3 of Annex I of this Agreement on the Trading Day immediately following the date of the applicable Additional Shares Exercise Notice, or in the event no Additional Shares Exercise Notice is sent and no other notice is sent prior to the applicable Additional Purchase Right Cancellation Deadline, on the last day of the applicable Additional Purchase Right Exercise Period.  The offering and sale of the Securities and Additional Shares are being made pursuant to (a) an effective Registration Statement on Form S-3 (File No. 333-173122) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing pricing and related information and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and Warrants included in the Units, the Additional Shares and the terms of the Offering that have been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

5.             The Company and the Investor agree that at the Closing (as defined in Section 3.1 of Annex I), the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below.  The Units shall be purchased pursuant to the

Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten by Lazard Capital Markets LLC (the “Placement Agent” or “LCM”) named in the Prospectus Supplement and that there is no minimum offering amount.

6.             The manner of settlement of the Shares included in the Units and any Additional Shares purchased by the Investor shall be as follows:

Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date and any Additional Closing Date (each as defined in Section 3 of Annex I), the Company shall issue Shares or Additional Shares, if any, registered in the Investor’s name and address as set forth below and released by American Stock Transfer & Trust Co. (the Company’s “Transfer Agent”) to the Investor through DTC at the applicable Closing directly to the account(s) at LCM identified by the Investor; upon receipt of such Shares or Additional Shares, if any, LCM shall promptly electronically deliver such shares to the Investor, and simultaneously therewith payment shall be made by LCM by wire transfer to the Company).  NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY (OR ANY ADDITIONAL SHARES EXERCISE NOTICE DELIVERED TO THE INVESTOR BY THE COMPANY), THE INVESTOR SHALL:

(I)            NOTIFY LCM OF THE ACCOUNT OR ACCOUNTS AT LCM TO BE CREDITED WITH THE SHARES OR ADDITIONAL SHARES, AS THE CASE MAY BE, BEING PURCHASED BY SUCH INVESTOR, AND

(II)      CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT LCM TO BE CREDITED WITH THE SHARES OR ADDITIONAL SHARES, IF ANY, BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR ADDITIONAL SHARES, AS THE CASE MAY BE, BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DVP IN A TIMELY MANNER.  IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR ADDITIONAL SHARES, AS THE CASE MAY BE, OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND WARRANTS OR ADDITIONAL SHARES, AS THE CASE MAY BE, MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE SUBJECT TO LIABILITY.

7.             The executed Warrant included in the Units purchased by the Investor shall be delivered in accordance with the terms thereof.

8.             The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

9.             The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.  The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional pricing and related information regarding the Offering (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

10.          No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received or has public access to the Disclosure Package and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or LCM on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

11.          The Company acknowledges that the only material non-public information relating to the Company that it has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering and certain information relating to the Company’s revenues for the year ended December 31, 2011 which will be disclosed in an 8-K filed with the SEC no later than 9:15 a.m. on the first Trading Day after execution of this Agreement.  As of January 18, 2012, there were 134,343,000 shares of Common Stock issued and oustanding.

Number of Units:  12,500,000

Purchase Price Per Unit:  $2.034

Aggregate Purchase Price:  $25,425,000

Additional Shares up to:  12,500,000

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: January 19, 2012

INVESTOR

By:
Print Name:
Title:
Address:

Agreed and Accepted
this 19th day of January, 2012:

A123 SYSTEMS, INC.

By:
Name: David Prystash

Title: Chief Financial Officer

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS AND ADDITIONAL SHARES

1.             Authorization and Sale of the Units.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units and the Additional Shares.

2.             Agreement to Sell and Purchase the Units; Placement Agent.

2.1          At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.  At any Additional Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Additional Shares set forth in the Additional Shares Exercise Notice for the aggregate purchase price of such shares.

2.2          Investor acknowledges that the Company has agreed to pay Lazard Capital Markets LLC (“LCM” or the “Placement Agent”) a fee (the “Placement Fee”) in respect of the sale of Units to the Investor, as well as upon the sale of any Additional Shares.

2.3          The Company has entered into a Placement Agent Agreement, dated January 19, 2012 (the “Placement Agreement”), with the Placement Agent that contains representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.  The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and the Company’s Form 8-K filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3.            Closings and Delivery of the Shares, Warrants, Additional Shares and Funds.

3.1          (a)           Closing.  The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Closing, (i) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (ii) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares set forth on the signature page by the Warrant Ratio and rounding down to the nearest whole number and (iii) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

(b)           Additional Closing.             The completion of the purchase and sale of the Additional Shares pursuant to each Additional Purchase Right (each an “Additional Closing”) shall occur on the Trading Date immediately following the date of the applicable Additional Shares Exercise Notice (each an “Additional Closing Date”), and of which the Placement Agent will be notified in advance by the Company, in accordance with Rule 15c6-1 promulgated under the Exchange Act.  At the applicable Additional Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Additional Shares set forth on the applicable Additional Shares Exercise Notice delivered by the Company registered in the name of the

Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) 95% of the aggregate purchase price for the Additional Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company, and 5% of the aggregate purchase price for the Additional Shares will be delivered to the Placement Agent for its fee related to such Additional Shares.

3.2          Conditions to the Obligations of the Parties.

(a)           Conditions to the Company’s Obligation to Sell Units.  The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)           Conditions to the Investor’s Obligation to Purchase Units.  The Investor’s obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied.  The Investor understands and agrees that, in the event that LCM in its reasonable discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

(c)           Conditions to the Investor’s Obligation to Purchase Additional Shares.  The Company’s Additional Purchase Right will be subject to the satisfaction of the following “Equity Conditions” at the time of each Additional Share Exercise Notice and on each applicable Additional Closing Date, any of which Equity Conditions (other than the condition set forth in clause (I) below) may be waived by the Investor in its sole discretion: (A) on each day during the period beginning thirty (30) Trading Days prior to the date of the Additional Shares Exercise Notice and ending on and including such Additional Closing Date (the “Equity Conditions Measuring Period”), all Additional Shares issuable hereunder and the Warrant Shares pursuant to the Warrants shall be eligible for sale without restriction or limitation pursuant to an effective and then usable Registration Statement or without the need for registration under any applicable federal or state securities laws; (B) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for listing on the NASDAQ Global Select Market or another eligible market (The New York Stock Exchange, Inc., The NYSE Amex Equities, The NASDAQ Global Market or The NASDAQ Capital Market, each an “Eligible Market”) and shall not have been suspended from trading from any applicable exchanges or markets nor shall proceedings for such delisting or suspension from any such exchange or market have been commenced or pending in writing by such relevant exchange and market; (C) the Company shall have delivered Common Stock upon exercise of the Warrants to the holders on a timely basis; (D) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the NASDAQ Global Select Market; provided, however, that the foregoing shall not preclude the Company from issuing such number of shares that does not cause any such violation; (E) during the Equity Conditions Measuring Period, there shall not have occurred (x) a Triggering Event (as defined below) or an event that with the passage of time or giving of notice would constitute a Triggering Event or (y) the public announcement of a pending, proposed or intended sale or merger of the Company which has not been abandoned, terminated or consummated; (F) the Company shall have no knowledge of any fact that would cause any Additional Shares or Warrant Shares issuable upon exercise of the Warrants not to be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; (G) the Investor shall not be in possession of any material non-public information received from the Company or its agents or its affiliates, (H) during the Equity Conditions Measuring Period, there shall exist no material misstatements or omissions in the Prospectus or any reports required to be filed by the Company with the Commission pursuant to the Exchange Act; (I) the arithmetic average of the daily VWAPs during the Equity Conditions Measuring Period is not less than $1.00 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions) and (J) the arithmetic average of the daily trading volumes during the Equity Conditions Measuring Period (as reported on Bloomberg) (the “ADTV”) of the Common Stock on the NASDAQ Global Select Market or other Eligible Market on which the Common Stock is listed or designated for quotation as of such date of determination is not less than 1,500,000 shares (adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period) ); provided, however, if the ADTV during the Equity Conditions Measuring Period (as reported on Bloomberg) of the Common Stock on the NASDAQ Global Select Market or other Eligible Market on which the Common Stock is listed or designated for quotation as of such date of determination is between 750,000 shares and 1,500,000 shares (adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period) this Equity Condition will be deemed to be satisfied and the number of Additional Shares will be reduced to a number determined by multiplying a) 6,250,000 by b) a fraction with a numerator equal to the ADTV and a denominator equal to 1,500,000.

The Company shall, concurrent with any Additional Share Exercise Notice, deliver to the Investor a certificate of its Chief Executive Officer and its Chief Financial Officer, each in his capacity as an officer of the Company (the “Officers’ Certificate”), certifying that (i) to his knowledge, the Equity Conditions are satisfied (or have been waived by the Investor, other than with respect to clause (I) of the Equity Conditions) and (ii) since the date of this Agreement, the Company has timely filed all reports required to be filed by the Company with the Commission pursuant to the Exchange Act, and any reports required to be filed by the Company with the Commission pursuant to the Exchange Act did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than any untrue statements or omissions, if any, as shall have been fully corrected in a subsequent report or amendment filed by the Company at least five (5) Trading Days prior to the applicable Additional Closing Date.

A “Triggering Event” shall be deemed to have occurred if there shall have occurred or be continuing any of the following events:

(a)          while the Registration Statement is required to be maintained, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Investor for the issuance and sale of the Additional Shares issued and issuable hereunder, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days;

(b)         the suspension from trading or failure of the Common Stock to be listed on the NASDAQ Global Select Market or another Eligible Market for a period of ten (10) Trading Days;

(c)          the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any subsidiary of the Company under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any subsidiary of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(d)         the commencement by the Company or any subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any subsidiary in furtherance of any such action.

(e)          the Company has breached any representation, warranty, covenant or other term or condition of this Agreement or the Placement Agreement, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least five (5) Business Days after the Company has received notice of such breach.

3.3          Delivery of Funds - Units.

Delivery Versus Payment through The Depository Trust Company.  No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at LCM to be credited with the Units being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Units being purchased by the Investor.

3.4          Delivery of Shares and Warrants Contained in the Units.

No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify LCM of the account or accounts at LCM to be credited with the Shares being purchased by such Investor.  On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at LCM identified by Investor and simultaneously therewith payment shall be made by LCM by wire transfer to the Company.  Also on the Closing Date, the Company will cause physical certificates of each Warrant purchased by the Investor to be delivered by overnight courier directly to the Investor or at such other place as the Investor may direct.

3.5          Delivery of Funds - Additional Shares.

Delivery Versus Payment through The Depository Trust Company.  No later than one (1) business day after the exercise by the Company of its Additional Purchase Right, the Investor shall confirm that the account or accounts at LCM to be credited with the Additional Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Additional Shares being purchased by the Investor.

3.6          Delivery of Additional Shares.

No later than one (1) business day after the exercise by the Company of its Additional Purchase Right, the Investor shall notify LCM of the account or accounts at LCM to be credited with the Additional Shares being purchased by such Investor.  On the applicable Additional Closing Date, the Company shall deliver the Additional Shares to the Investor through DTC directly to the account(s) at LCM identified by Investor and simultaneously therewith payment shall be made by LCM by wire transfer to the Company.

4.             Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1           The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and each Additional Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received (or had full access to) and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2           (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3           (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4           The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.  The Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop.  In addition, the Company does not intend to apply for listing the Warrants on any securities exchange.  Without an active market, the liquidity of the Warrants will be limited.

4.5           Since the date on which the Placement Agent first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchase or sales involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities).  The Investor covenants that it will not engage in any purchases or sales in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement with respect to the sale of the Units are publicly disclosed.  The Investor agrees that it will not use any of the Units acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

4.6           During the First Additional Purchase Right Exercise Period, the Investor may not sell (long or short) on any Trading Day during any such period a number of shares of Common Stock that is in excess of 10.0% of the composite aggregate share trading volume (as reported on Bloomberg) of the Common Stock on such Trading Day; provided that the restriction set forth in this Section 4.6 shall not apply from and after the date of the Additional Shares Exercise Notice in respect of the First Additional Purchase Right Exercise Period. During the Second Additional Purchase Right Exercise Period, the Investor may not sell short on any Trading Day during any such period a number of shares of Common Stock that is in excess of 10.0% of the composite aggregate share trading volume (as reported on Bloomberg) of the Common Stock on such Trading Day; provided that the restriction set forth in this Section 4.6 shall not apply from and after the date of the Additional Shares Exercise Notice in respect of the Second Additional Purchase Right Exercise Period. During each Additional Purchase Right Exercise Period, the Company and each of the Company’s officers and directors shall not directly or indirectly engage in any purchases of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock.

5.             Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares, Warrants and any Additional Shares, if any, being purchased and the payment therefor until such time as the Warrants can no longer be exercised.  The Placement Agent and Lazard Fréres & Co. shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Sections 3.1(b), 3.2(c) and 4 hereof.

6.             Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a)       if to the Company, to:

A123 Systems, Inc.

200 West Street

Waltham, Massachusetts 02451

Attention: David Prystash, Chief Financial Officer

Facsimile:  (617) 924-8910

With copies to (which shall not constitute notice):

A123 Systems, Inc.

200 West Street

Waltham, Massachusetts 02451

Attention: Eric Pyenson, Vice President & General Counsel

Facsimile:  (617) 924-8910

Latham & Watkins LLP

200 John Hancock Tower, 20th Floor

Clarendon Street

Boston, MA 02116

Attention: Susan Mazur, Esq.

Facsimile: (617) 948-6001

(b)                                 if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

(c)                                  if to the Placement Agent, to:

Lazard Capital Markets LLC

30 Rockefeller Plaza

New York, New York 10020

Attention: General Counsel

Facsimile: (212) 830-3615

7.             Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.             Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.             Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.           Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12.           Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to such Investor.

13.           Press Release.  The Company and the Investor agree that the Company shall issue a press release and file a Form 8-K announcing the Offering and disclosing all material terms and conditions of the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.  In addition, in the event that the Company exercises the Additional Purchase Right, it shall issue a press release and file a Form 8-K announcing the exercise of the Additional Purchase

Right and disclosing all material terms and conditions of the Additional Purchase Right prior to the opening of the financial markets in New York City on the business day immediately after the date of the Additional Shares Exercise Notice.

14.           Termination.  In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

EXHIBIT A

A123 SYSTEMS, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares, Additional Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares and Additional Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares and Additional Shares:

8.	Account Number at DTC Participant being credited with the Shares and Additional Shares:

Exhibit B

Form of Warrant